UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

848 Rainbow Blvd, # 2096

Las Vegas, Florida 89107

(Address of principal executive offices) (Zip code)

(801) 243-5661

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into A Material Definitive Agreement.

Securities Purchase Agreement

As previously described in the Current Report on 8-K of CREDEX CORPORATION, a Florida corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2021, on April 8, 2021, the Company entered into a Securities Purchase Agreement (the “Agreement”) by and among (i) the Company; (ii) Southern Colorado Real Estate Developers, LLC, a Colorado limited liability company (“SCRED”); (iii) Service Merchants Corp., a corporation formed under the laws of the Commonwealth of Dominica (“SMC”); and (iv) Earth Wind & Power Corp., a British Columbia, Canada corporation (“EWP”) (each individually, a “party”, collectively as the “parties”).

Pursuant to the Agreement, SMC agreed to sell to SCRED, on the Closing Date (as defined below) 53,492,500 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) held by SCRED, in exchange for a purchase price of $342,944.61. In addition, EWP agreed to sell to SCRED, on the Closing Date (as defined below) 5,000,000 shares of Common Stock held by EWP for a total purchase price of $32,055.39.

Further, at the closing of the transactions contemplated within the Agreement (which include, but are not limited to, the purchases and sales of Common Stock described above) (the “Closing”), the parties agreed that:

●	Russell Heaton, the sole director and officer of the Company at the time, would increase the size of the Company’s board to five (5) persons, and to add Lawrence Taube, James Woodend, Jennifer Woodend and Hayden Witt as directors on the Company’s board.
●	Mr. Heaton would appoint Lawrence Taube as the Chief Executive Officer of the Company, and James Woodend as the President of the Company, and Jennifer Woodend as the Secretary of the Company, and to remove any other officers of the Company.
●	Immediately following the consummation of the actions as set forth above, Mr. Heaton would resign from all positions that Mr. Heaton holds as an officer or employee of the Company, and as a director of the Company.
●	Each of EWP, SMC, Global Merchant Corp., a British Columbia, Canada corporation and an affiliate of EWP (“GMC”) and Sterling Investment Corp, an affiliate of EWP (“SIC”), would forgive all loans made EWP, SMC, GMC or SIC to the Company, pursuant to loan forgiveness agreements in form and substance as reasonably agreed by the Parties (the “Loan Forgiveness Agreements”).

The Closing was subject to certain customary closing conditions, including, but not limited to, the accuracy of the representations and warranties made by the parties, all necessary consents having been obtained to effect the transactions, and the receipt of any necessary government approvals in order to effect the transactions contemplated in the Agreement. In addition, the Company agreed that, prior to the Closing, the Company would file a Schedule 14F-1 with the SEC, which must be effective at the time of the Closing, and such Schedule 14F-1 must have been distributed to the shareholders of the Company, and the waiting period thereunder shall have expired.

The Closing

On April 30, 2021 (the “Closing Date”), the Closing occurred, and the parties consummated the following transactions, as contemplated in the Agreement:

1.	Mr. Heaton increased the size of the Company’s board to five (5) persons, and elected Lawrence Taube, James Woodend, Jennifer Woodend and Hayden Witt as directors on the Company’s board. Mr. Heaton also appointed Lawrence Taube as the Chief Executive Officer of the Company, James Woodend as the President of the Company, and Jennifer Woodend as the Secretary of the Company. Thereafter, Mr. Heaton resigned from all officer and director positions with the Company, leaving the newly appointed individuals as the sole officers and directors of the Company.

2.	EWP entered into a Loan Forgiveness Agreement with the Company, pursuant to which EWP forgave pervious loans made to the Company in the total amount of $197.50 outstanding as of April 30, 2021. In addition, SMC entered into a Loan Forgiveness Agreement with the Company, pursuant to which SMC forgave pervious loans made to the Company in the total amount of $9,700 outstanding as of April 30, 2021. GMC also entered into a Loan Forgiveness Agreement with the Company, pursuant to which GMC forgave previous loans made to the Company in the total amount of $12,889 outstanding as of April 30, 2021. Finally, SIC and the Company entered into a Loan Forgiveness Agreement pursuant to which the SIC forgave a total of $59,150 in loans previously made to the Company, which amount was still outstanding as of April 30, 2021. The consideration to each of EWP, SMC, GMC, and SIC for forgiving the Company’s indebtedness was the consummation of the transactions contemplated in the Agreement, which each party agreed and were of material benefit to them.
3.	SMC sold to SCRED 53,492,500 shares of Common Stock in exchange for a purchase price of $342,944.61 and EWP sold to SCRED 5,000,000 shares of Common Stock for a total purchase price of $32,055.39.

The foregoing description of the Agreement and the transactions contemplated pursuant to that Agreement is qualified in its entirety by reference to the Agreement, included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2020.

Item 5.01 Changes in Control of the Registrant

Prior to the Closing of the Agreement, voting control of the Company was held by SMC, of which Robert Guerra and Rodney Brewer were the primary shareholders, and together held voting and dispositive control over the shares.

On the Closing Date, SCRED purchased a total of 58,492,500 shares of Common Stock of the Company from SMC and EWP combined, or approximately 99.2% of the Company’s outstanding voting securities as of the date of this Current Report, resulting in a change in control of the Company. Joe Cleghorn is the Manager and President of SCRED, and therefore is deemed to have voting and dispositive power over the shares of the Company’s Common Stock held by SCRED. SCRED paid a total of $375,000 for these shares – for which the source of the funds for the purchase was cash reserves of SCRED, as well as short term loans taken out by SCRED.

In addition, on the Closing Date, Mr. Heaton, the Company’s sole officer and director as of the Closing Date, resigned, following the appointment of the new directors and officers of the Company, resigned. As such, there was a change in management of the Company, which also resulted in a change of control of the Company to its new officers and directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above, on the Closing Date, Mr. Heaton, the Company’s sole officer and director as of the Closing Date, appointed four (4) new directors of the Company and three (3) new executive officers of the Company, and thereafter resigned.

As such, as of the date of this Current Report, the officers and directors of the Company are as follows:

Name	Age	Position
Lawrence Taube (1)	66	Chief Executive Officer, Director
James Woodend (1)(2)	57	President, Director
Jennifer Woodend (1)(2)	48	Secretary, Director
Hayden Witt (1)	27	Director

(1) Mr. Tribe, Mr. Woodend, Mrs. Woodend, and Hayden Witt were each appointed to their positions with the Company on the Closing Date pursuant to the terms of the Agreement.

(2) James Woodend and Jennifer Woodend are married.

Lawrence Taube, Chief Executive Officer, Director

Lawrence Taube serves as the Company’s Chief Executive Officer, a position he was appointed to on April 30, 2021. Mr. Taube is the owner of Law Offices of Lawrence Taube, a law practice that Mr. Taube founded in 1987 and continues to manage as of the date of this Current Report. As the founder-manager of the law practice, Mr. Taube is responsible for managing the business of the firm, as well as ensuring that quality legal services are provided to the firm’s clients.

Mr. Taube is a member of the Florida Bar, and is a graduate of the University of Tennessee College of Law, where he earned is J.D. in 1983.

James Woodend, President, Director

James Woodend serves as the Company’s President, a position he was appointed to on April 30, 2021. From May 2015 to March 2019, Mr. Woodend served as the General Manager of both SCRED, a real estate development company, and Colorado Rocky Mountain Farms (CRMF), a company in the cannabis industry, where he was responsible for overseeing the day-to-day operations of these companies, as well as hiring and accounting. In March 2019, Mr. Woodend left both SCRED and CRMF to join Stem Beach, LLC, a business in the cannabis industry, as its General Manager, where still works today, and is responsible for overseeing day to day operations of the company, including but not limited to sales and marketing.

Jennifer Woodend, Secretary, Director

Jennifer Woodend serves as the Company’s Secretary, a position she has held since April 30, 2021. Prior to joining the Company, from March 2012 to March 2019, Mrs. Woodend served as Premium Accounting Manager for Sagesure Insurance Managers, a homeowners insurance company, where she managed high-level accounts of the company while overseeing a team of 15 employees. In March 2019, Mrs. Woodend left Sagesure Insurance to join Stem Beach, LLC as its Executive Secretary and Head of Human Relations – positions she still holds as of the date of this Current Report. At Stem Beach, LLC, Mrs. Woodend manages all administrative duties for the company, including acting as liaison and overseeing employee onboarding, document retention and employee relations.

Hayden Witt, Director

Hayden Witt joined the Company as a director on April 30, 2021. Mr. Witt currently also serves as Director of Property Management for SCRED – a position he has held since May of 2015. At SCRED, Mr. Witt is responsible for the oversight and management of development and maintenance of all new properties and existing properties of the company.

The Company has not entered into any employment agreements or other compensatory arrangements with its officers or directors, and currently has no plans to do so.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated April 8, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2021).
17.1	Resignation Letter of Russell Heaton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2021	CREDEX CORPORATION

	By:	/s/ Lawrence Taube
Lawrence Taube
Chief Executive Officer